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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY


     Each of the undersigned Directors of Teleflex Incorporated, a Delaware corporation (the "Company"), hereby appoints Lennox K. Black, Harold L. Zuber, Jr. and Steven K. Chance, and each of them, with full power of substitution, to act as his attorney-in-fact to execute, on behalf of the undersigned, the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1998.

     IN WITNESS WHEREOF, this Power of Attorney is executed this 8th day of February, 1999.


/s/ Patricia Barron                           /s/ L. K. Black
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Patricia Barron                               Lennox K. Black



/s/ David S. Boyer                            /s/ William R. Cook
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David S. Boyer                                William R. Cook



/s/ Joseph S. Gonnella                        /s/ Pemberton Hutchinson
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Joseph S. Gonnella                             Pemberton Hutchinson



/s/ Lewis E. Hatch, Jr.                       /s/ Sigismundus W. W. Lubsen
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Lewis E. Hatch, Jr.                           Sigismundus W. W. Lubsen



/s/ Palmer E. Retzlaff                        /s/ James W. Stratton
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Palmer E. Retzlaff                            James W. Stratton



/s/ Donald Beckman
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Donald Beckman